Exhibit 99.8

Serve Robotics Inc. Announces Go-Public Transaction and $30 Million Financing to Support Scaling of Robotic Delivery

●	New Financing brings total capital raised to $56 million since starting in 2021

●	Participation from strategic investors, including Uber Technologies, Inc. (“Uber”) and NVIDIA, will support deployment of up to 2,000 new AI-powered sidewalk delivery robots

SAN FRANCISCO, August 10, 2023 — Serve Robotics, Inc. (“the Company” or “Serve”), the leading autonomous sidewalk delivery company, today announced raising an aggregate of $30 million in financing, bringing the Company’s total funds raised to over $56 million. Concurrent with the raise of new capital and conversion of existing convertible notes (the “Financing”), Serve also completed a reverse merger with Patricia Acquisition Corp. (“Patricia”), a public Delaware corporation, whereby Serve became a wholly owned subsidiary of Patricia. Following the transaction, Patricia changed its name to Serve Robotics, Inc. and will continue the historic business of Serve.

The Financing was led by existing investors, including Uber, NVIDIA (NASDAQ: NVDA), and Wavemaker Partners, with participation from new investors Mark Tompkins and Republic Deal Room. The transaction was sponsored by Montrose Capital Partners. Network 1 Financial Securities (as consulted by Intuitive Venture Partners) and Aegis Capital Corp served as co-placement agents.

Uber Vice President of Delivery and Head of Americas, Sarfraz Maredia has joined the Company’s board, effective July 31, 2023.

This Financing enables Serve to enter new markets across the United States and further advance its industry-leading, AI-powered mobility platform. The company will also begin scaling up its robotic fleet to meet massive and rapidly-increasing customer demand for last mile automation, including fulfilling its commercial agreement to deploy up to 2,000 robots with Uber Eats.

“We’re thrilled that our core strategic partners Uber and NVIDIA continue to back Serve as we work to bring sustainable, autonomous delivery to every doorstep in the next five years,” said Dr. Ali Kashani, Co-founder and CEO of Serve. “Serve’s delivery volume has grown over 30% month-over-month on average for the past 18 months. Becoming a public company provides broader access to capital, supporting our continued growth as we ramp up our partnership with the world’s largest food delivery platform and expand other enterprise partnerships.”

The securities issued in the acquisition and sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Act”), and may not be resold absent registration under, or exemption from registration under, such Act.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

To learn more about Serve, visit serverobotics.com.

About Serve Robotics, Inc.

Serve is shaping the future of sustainable, self-driving delivery. The Company designs, develops and operates zero-emissions robots that serve people in public spaces, starting with food delivery. Founded in 2017 as the robotics division of Postmates, Serve set out to build a robotic delivery experience that delights customers, improves reliability for merchants, and reduces vehicle emissions to zero. Six years later, the company’s self-driving robots have successfully completed tens of thousands of contactless deliveries in Los Angeles and San Francisco. Spun off from Postmates as an independent company in February 2021, Serve is backed by Uber and other world-class investors. Serve has several established commercial partnerships and continues to expand its partner platform. Find out more at www.serverobotics.com, follow us on social media via Twitter and Instagram, or apply to join our team on LinkedIn.

Forward Looking Statements

This announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Serve intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act. These forward-looking statements can be about future events, including statements regarding Serve’s intentions, objectives, plans, expectations, assumptions and beliefs about future events, including Serve’s expectations with respect to the financial and operating performance of its business, its capital position, and future growth. The words “anticipate”, “believe”, “expect”, “project”, “predict”, “will”, “forecast”, “estimate”, “likely”, “intend”, “outlook”, “should”, “could”, “may”, “target”, “plan” and other similar expressions can generally be used to identify forward-looking statements. Indications of, and guidance or outlook on, future earnings or financial position or performance are also forward-looking statements. Investors and prospective investors are cautioned not to place undue reliance on these forward-looking statements as they involve inherent risk and uncertainty (both general and specific) and should note that they are provided as a general guide only. There is a risk that such predictions, forecasts, projections and other forward-looking statements will not be achieved. Subject to any continuing obligations under applicable law, Serve does not undertake any obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date of this announcement, to reflect any change in expectations in relation to any forward-looking statements or any change in events, conditions or circumstances on which any such statements are based. While due care has been used in the preparation of forecast information, actual results may vary in a materially positive or negative manner. Forward-looking statements are provided as a general guide only and should not be relied on as an indication or guarantee of future performance. They are subject to known and unknown risks, uncertainty, assumptions and contingencies, many of which are outside Serve’s control, and are based on estimates and assumptions that are subject to change and may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements. To the maximum extent permitted by law, responsibility for the accuracy or completeness of any forward-looking statements whether as a result of new information, future events or results or otherwise is disclaimed. This announcement should not be relied upon as a recommendation or forecast by Serve. Past performance information given in this document is given for illustrative purposes only and is not necessarily a guide to future performance and no representation or warranty is made by any person as to the likelihood of achievement or reasonableness of any forward-looking statements, forecast financial information, future share price performance or any underlying assumptions. Nothing contained in this document nor any information made available to you is, or shall be relied upon as, a promise, representation, warranty or guarantee as to the past, present or the future performance of Serve.

Contact

Aduke Thelwell

Head of Communications

Serve Robotics, Inc.

aduke.thelwell@serverobotics.com

347-464-8510